Filed Pursuant to Rule 424(b)(3)

Registration File No. 333-135545

PROSPECTUS SUPPLEMENT

TO PROSPECTUS DATED

JUNE 30, 2006,

AS SUPPLEMENTED BY

PROSPECTUS SUPPLEMENT DATED

MAY 29, 2008

JetBlue Airways Corporation

EXPLANATORY STATEMENT

This Prospectus Supplement is being filed solely to disclose the “Calculation of Registration Fee Chart” in accordance with Rule 456(b)(1)(ii) of the Securities Act of 1933 to be consistent with the number of shares being offered pursuant to the above-referenced prospectus supplement dated May 29, 2008.

CALCULATION OF REGISTRATION FEE CHART

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Shares	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common Stock, par value $0.01	44,864,059	$3.70(2)	$165,997,018.30	$6,523.70

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(1) Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

(2) Based on the offering price to public as disclosed in the above-referenced prospectus supplement dated May 29, 2008.